EXHIBIT 99.1

Notes to Footnote 1

Of these shares, 25,900 are held by Atlas Venture Entrepreneurs' Fund V, L.P.
("AEF V"), 1,556,172 are held by Atlas Venture Fund V, L.P. ("AVF V") and
386,598 are held by Atlas Venture Parallel Fund V-A, CV ("AVPF" and together with AEF V and AVF V, the "Funds"). The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

Notes to Footnote 5

The following table sets forth the number of shares of Series B Convertible
Preferred Stock held directly by the Funds and the number of shares of common stock issuable upon conversion of such shares. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                                                   Shares of Common Stock issuable upon
                                            Shares of Series B Convertible        conversion of the Series B Convertible
              Holder                        Preferred Stock held by Holder                    Preferred Stock
              ------                        ------------------------------        ---------------------------------------
Atlas Venture Entrepreneurs' Fund V, LP                 79,885                                     9,984

Atlas Venture Fund V, LP                               4,799,080                                  599,884

Atlas Venture Parallel Fund V-A, CV                    1,192,242                                  149,028

Notes to Footnote 6

The following table sets forth the number of shares of Series C Convertible
Preferred Stock held directly by the Funds and the number of shares of common stock issuable upon conversion of such shares. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                                                   Shares of Common Stock issuable upon
                                            Shares of Series C Convertible        conversion of the Series C Convertible
              Holder                        Preferred Stock held by Holder                    Preferred Stock
              ------                        ------------------------------        ---------------------------------------
Atlas Venture Entrepreneurs' Fund V, LP                 60,914                                     9,104

Atlas Venture Fund V, LP                               3,659,548                                  547,003

Atlas Venture Parallel Fund V-A, CV                     909,148                                   135,892

Notes to Footnote 7

The following table sets forth the number of shares of Series C-2 Convertible
Preferred Stock held directly by the Funds and the number of shares of common stock issuable upon conversion of such shares. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                                                   Shares of Common Stock issuable upon
                                            Shares of Series C-2 Convertible      conversion of the Series C-2 Convertible
              Holder                         Preferred Stock held by Holder                    Preferred Stock
              ------                        --------------------------------      ----------------------------------------
Atlas Venture Entrepreneurs' Fund V, LP                 54,501                                     6,812

Atlas Venture Fund V, LP                               3,274,288                                  409,285

Atlas Venture Parallel Fund V-A, CV                     813,438                                   101,678